UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

Quetzal Capital I, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-51420	20-3061892
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2435 E. Coast Hwy., Suite 8
Corona del Mar, California 92625
(Address of Principal Executive Offices, including Zip Code)

(949) 673-7091
(Registrant's Telephone Number, including Area Code)

854 NE 78th Street
Boca Raton, Florida 33487
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 19, 2005, Talles Family Holdings, a Florida general partnership (the “Seller”), completed the sale of all of the shares of common stock, par value $.001 per share (the “Shares”), of Quetzal Capital I, Inc., a Florida corporation (the “Company”), to Quetzal Capital Funding 1, Inc., a Florida corporation. The sale resulted in a change in control of the Company. In connection with this transaction, the Company entered into a stock purchase agreement with Talles Family Holdings and Quetzal Capital Funding 1, Inc. The description of the material terms of the aforementioned stock purchase agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01  Changes in Control of Registrant

On December 19, 2005, the Seller consummated the sale of 5.0 million Shares, constituting all of the issued and outstanding capital stock of the Company, to Quetzal Capital Funding, 1, Inc. for an aggregate purchase price of $27,500. Following the stock purchase, Quetzal Capital Funding 1, Inc. owns 100% of the capital stock of the Company. Its address is 2435 E. Coast Hwy., Suite 8, Corona del Mar, California 92625. The consideration necessary to complete the purchase of the Shares was derived from a loan from Coast to Coast Equity Group, Inc., a Florida corporation (“CCEG”). Tony N. Frudakis is a shareholder of CCEG.

Except as modified by the statements contained in this report, the statements and information included in the Company’s Form 10-SB General Form for Registration of Securities of Small Business Issuers, as amended, filed with the Securities and Exchange Commission on August 1, 2005, are incorporated by reference into this Item.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As provided by the stock purchase agreement, Ellen J. Talles, the sole officer and director of the Company, resigned on December 19, 2005, and Tony N. Frudakis replaced such person, as the president, secretary, treasurer and sole director of the Company. Such individual will serve his term as director ending on the date of the annual meeting of shareholders of the Company to be held in 2006, or until his successor is duly elected or qualified. The Company does not presently anticipate entering into an employment agreement with Dr. Frudakis. Ms. Talles has stated in her resignation letter that her resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.

Tony N. Frudakis, Ph.D, 37, is the founder, chief scientific officer and a member of the board of directors of DNAPrint genomics, Inc., a publicly traded company, and since its inception in 1998, has served in many capacities, including president and chief executive officer. In 1998, Dr. Frudakis founded GAFF Biologic, the predecessor-in-interest to DNAPrint genomics, Inc., and served as its president and chief executive officer. From June 30, 2004 to February 11, 2005, Dr. Frudakis served as president and a director of Worldwide Biotech and Pharmaceutical Company (OTCBB: WWBP), formerly named Sun City Industries, Inc. Earlier in his career, Dr. Frudakis was a research scientist for Corixa Corporation. While at Corixa, Dr. Frudakis developed several new techniques for RNA fingerprinting, managed and executed high-throughput gene discovery programs for various cancers and was instrumental in the company's early success in attracting research and development partners. Dr. Frudakis’ work has resulted in a patent portfolio for over 350 unique genes and two products. Dr. Frudakis received his Ph.D. from the University of California at Berkeley in 1995.

Item 9.01 Exhibits.

The following Exhibits are filed herein:
Exhibits

Exhibit 99.1  Letter of resignation - Ellen J. Talles

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUETZAL CAPITAL I, INC. (Registrant)

Dated: December 22, 2005	By:	/s/ Tony N. Frudakis
Tony N. Frudakis
President, Secretary and Treasurer

Quetzal Capital I, Inc.
Index to Exhibits

Exhibit Number   Description
Exhibit 99.1                                   Letter of resignation - Ellen J. Talles